UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 17, 2017

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road, Braintree MA	02184
(Address of principal executive offices)	(Zip Code)
 Registrant’s telephone number, including area code  781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act.	☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAI OFFICERS; ELECTION OF DIRETORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 17, 2017, the Board of Directors of Haemonetics Corporation (the “Company”) elected Robert E. Abernathy to serve as a Class III Director for a term expiring at the 2020 Annual Meeting of Shareholders and appointed Mr. Abernathy to serve as a member of the Compensation Committee of the Board of Directors. Mr. Abernathy was formerly Chairman of the Board of Directors and Chief Executive Officer of Halyard Health, Inc.

As a non-employee director of the Company, Mr. Abernathy will receive compensation as described in the “Directors’ Compensation” section of the Company’s 2017 Proxy Statement. In connection with his election, Mr. Abernathy received a grant of 2,909 Restricted Stock Units representing a pro rata annual equity grant based on the number of days to be served from Mr. Abernathy’s election through the first anniversary of the 2017 Annual Meeting of Shareholders, on which date the Restricted Stock Unit award vests in full.

A copy of the Company’s press release announcing the election of Mr. Abernathy is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit Number	Description
99.1	Press Release dated October 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

Date: October 18, 2017	/s/ Christopher Simon
Christopher Simon, President and Chief Executive Officer